      As filed with the Securities and Exchange Commission on April 6, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                          GAYLORD CONTAINER CORPORATION
             (Exact name of Registrant as specified in its charter)
                      ------------------------------------


    DELAWARE                                            36-3472452
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                          500 LAKE COOK ROAD, SUITE 400
                            DEERFIELD, ILLINOIS 60015
                            TELEPHONE: (847) 405-5500
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                      ------------------------------------

                          GAYLORD CONTAINER CORPORATION
                      1997 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                      ------------------------------------

                                 DANIEL P. CASEY
                          500 LAKE COOK ROAD, SUITE 400
                            DEERFIELD, ILLINOIS 60015
                            TELEPHONE: (847) 405-5500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             WILLIAM S. KIRSCH, ESQ.
                                KIRKLAND & ELLIS
                             200 EAST RANDOLPH DRIVE
                             CHICAGO, ILLINOIS 60601
                                  (312) 861-2000

                       CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                                                                MAXIMUM          PROPOSED
                                                                                AGGREGATE        MAXIMUM
                     TITLE OF SECURITIES                      AMOUNT TO BE    OFFERING PRICE     AGGREGATE       AMOUNT OF
                      TO BE REGISTERED                       REGISTERED(1)(2)  PER SHARE(3)   OFFERING PRICE  REGISTRATION FEE
------------------------------------------------------------ ---------------- --------------  --------------  -----------------
CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE............   1,500,000        $6.0000      $9,000,000.00     $2,376.00
===============================================================================================================================

(1) PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT SHALL BE DEEMED TO COVER AN INDETERMINATE NUMBER OF ADDITIONAL SHARES OF CLASS A COMMON STOCK ISSUABLE IN THE EVENT THE NUMBER OF OUTSTANDING SHARES OF THE COMPANY IS INCREASED BY SPLIT-UP, RECLASSIFICATION, STOCK DIVIDEND OR THE LIKE.
(2) THESE SECURITIES ARE OF THE SAME CLASS AS AND IN ADDITION TO THE 2,000,000 SHARES INITIALLY AVAILABLE TO BE GRANTED UNDER THE GAYLORD CONTAINER CORPORATION 1997 LONG-TERM EQUITY INCENTIVE PLAN AND PREVIOUSLY REGISTERED PURSUANT TO A REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-39809).
(3) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 457(c); BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES PER SHARE OF THE CLASS A COMMON STOCK ON APRIL 5, 2000, AS REPORTED ON THE AMERICAN STOCK EXCHANGE.

                                        PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         A Registration Statement on Form S-8 (File No. 333-39809) was filed by Gaylord Container Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 7, 1997 covering the registration of the 2,000,000 shares of Class A Common Stock initially authorized for issuance under the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan (the "Plan"). The Board of Directors of the Company and the Compensation and Stock Option Committee of the Board of Directors approved an amendment to the Plan on November 10, 1999 and November 9, 1999, respectively, to increase the number of shares of Class A Common Stock available for issuance under the Plan from 2,000,000 to 3,500,000. The stockholders of the Company approved this amendment on February 8, 2000. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register the additional 1,500,000 shares of Class A Common Stock authorized under the Plan. The contents of the prior Registration Statement (File No. 333-39809) are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

         (b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999; and

         (c) the description of the Registrant's Class A Common Stock under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock" contained in Registrant's Registration Statement on Form S-1 (File No. 33-17898), that was filed with the Commission on October 13, 1987 pursuant to the Securities Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation of the Company, as of July 21, 1995, incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q (No. 1-9915) for the quarter ended June 30, 1995 filed under the Exchange Act

4.2 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on July 5, 1995 under the Exchange Act

4.3 Specimen Certificate for the Class A Common Stock, par value $0.0001 per share, of the Company, incorporated by reference to Exhibit 4.5 of the Company's Current Report on Form 8-K filed on October 30, 1992 under the Exchange Act

4.4 Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan, incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement filed December 24, 1996

4.5 Amendment No. 1 to the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan

5.1      Opinion of Kirkland & Ellis

23.1     Consent of Deloitte & Touche LLP

23.2 Consent of Kirkland & Ellis (included in the opinion filed as Exhibit 5.1)

24.1     Power of Attorney

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Deerfield, Illinois, on April 5, 2000.

                                 GAYLORD CONTAINER CORPORATION


                                 By:      /s/ MARVIN A. POMERANTZ
                                    -------------------------------------
                                          Marvin A. Pomerantz
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                                            TITLE                                  DATE
--------------------------------                 ------------------------------------------          ------------

By:/s/ MARVIN A. POMERANTZ                           Chairman, Chief Executive Officer and
   -----------------------                                         Director
       Marvin A. Pomerantz                              (Principal Executive Officer)                April 5, 2000



By:/s/ DANIEL P. CASEY
   -------------------                                     Executive Vice President
       Daniel P. Casey                                  (Principal Financial Officer)                April 5, 2000



By:/s/ JEFFREY B. PARK
   -------------------                             Vice President - Corporate Controller
       Jeffrey B. Park                                  (Principal Accounting Officer)               April 5, 2000



By:              *
    ----------------------
         Mary Sue Coleman                                           Director                         April 5, 2000



By:              *
    ----------------------
         Harve A. Ferrill                                          Director                          April 5, 2000



By:              *
    ----------------------
        John E. Goodenow                                           Director                          April 5, 2000



By:              *
    -----------------------
       David B. Hawkins                                            Director                          April 5, 2000

                                     -3-




            SIGNATURE                                            TITLE                                  DATE
--------------------------------                 ------------------------------------------          ------------


By:             *
    -----------------------
      Warren J. Hayford                                            Director                          April 5, 2000



By:             *
    -----------------------
      Charles S. Johnson                                           Director                          April 5, 2000



By:             *
    ------------------------
         Jerry W. Kolb                                             Director                          April 5, 2000



By:             *
    ------------------------
      Ralph L. MacDonald Jr.                                       Director                          April 5, 2000



By:             *
    -------------------------
        Thomas H. Stoner                                           Director                          April 5, 2000


* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-8 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.


By:   /s/ DANIEL P. CASEY
   ------------------------
      Daniel P. Casey
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation of the Company, as of July 21, 1995, incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q (No. 1-9915) for the quarter ended June 30, 1995 filed under the Exchange Act

4.2 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on July 5, 1995 under the Exchange Act

4.3 Specimen Certificate for the Class A Common Stock, par value $0.0001 per share, of the Company, incorporated by reference to Exhibit 4.5 of the Company's Current Report on Form 8-K filed on October 30, 1992 under the Exchange Act

4.4 Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan, incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement filed December 24, 1996

4.5 Amendment No. 1 to the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan

5.1   Opinion of Kirkland & Ellis

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of Kirkland & Ellis (included in the opinion filed as Exhibit 5.1)

24.1  Power of Attorney


                                     -5-